UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 8, 2015

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

CorEnergy Infrastructure Trust, Inc. (the “Company”) previously announced that the Company entered into a $90 million revolving credit facility pursuant to a Revolving Credit Agreement dated September 26, 2014, as amended by that certain First Amendment to Revolving Credit Agreement dated November 24, 2014 (collectively, the “Credit Agreement”) with Regions Bank, as administrative agent. The purpose of the credit facility was to fund general working capital needs and if necessary, to provide short-term financing for the acquisition of additional real property assets.  On July 8, 2015, the Company and Regions Bank entered into the Amended and Restated Revolving Credit Agreement defined below.

Item 1.01	Entry into a Material Definitive Agreement

The information concerning the Amended and Restated Credit Agreement set forth in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amended and Restated Revolving Credit Agreement

The information concerning the original Credit Agreement set forth in the first paragraph of the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.  On July 8, 2015, the Company, as borrower, and Regions Bank, as a lender and as administrative agent for the other lenders participating therein, agreed to revise the Credit Agreement by entering into an Amended and Restated Revolving Credit Agreement, dated as of such date (the “Amended and Restated Credit Agreement”), to increase the size of the revolving credit facility to $105 million (the “Revolver”) and to make available to the Company a term loan facility in the amount of $45 million (the “Term Loan”).  On the date thereof, the lenders simultaneously loaned to the Company the entire $45 million under the Term Loan, which was utilized to pay down the outstanding balance of the Revolver.  The Revolver is to continue to be used to fund general working capital needs and if necessary, to provide short-term financing for the acquisition of additional real property assets.

Under the terms of the Amended and Restated Credit Agreement, the Term Loan and Revolver mature on December 15, 2019. Both the Term Loan and the Revolver shall, at the option of the Company, bear interest at either (a) LIBOR plus a spread of 275 to 375 basis points, or (b) a rate equal to the higher of (i) the prime rate established by Regions Bank, (ii) the federal funds rate plus 0.5%, or (iii) the LIBOR rate plus 1.0%, plus a spread of 150 to 250 basis points.  The applicable spread for each interest rate is based on the Company's Senior Secured Recourse Leverage Ratio, as defined in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement contains, among other restrictions, certain financial covenants including the maintenance of certain financial ratios. The Amended and Restated Credit Agreement contains default and cross-default provisions customary for transactions of this nature (with applicable customary grace periods). Upon the occurrence of an event of default, payment of all amounts outstanding under the Amended and Restated Credit Agreement shall become immediately due and payable.

Item 7.01.	Regulation FD Disclosure.

On July 8, 2015, the Company issued a press release announcing the Amended and Restated Credit Agreement.  That press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Revolving Credit Agreement by and among the Company and Regions Bank, et al; dated July 8, 2015

99.1	Press Release dated July 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: July 8, 2015	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit Agreement by and among the Company and Regions Bank, et al; dated July 8, 2015

99.1	Press Release dated July 8, 2015